Exhibit 10.5

[ENGLISH TRANSLATION FOR CONVENIENCE ONLY.

NOT AN OFFICIAL TRANSLATION]

Information – 2014.3.1 – Cooperative Agreement with China Association of Higher Education

Cooperative Agreement

Party A: China Association of Higher Education

Address: Room 407, CEIEC Building, No. 10 Wenhuiyuan North Road, Haidian District, Beijing, 100082

Contact Number: 010 - 59893293

Party B: China Information Technology Education Magazine Co., Ltd.

Address: Room 501, Gaohe Lanfeng Building, No. 98 East Third Ring South Road, Chaoyang District, Beijing, 100023

Contact Number: 010 - 87663664

Through friendly consultation, and based on principle of equality, mutual benefits and mutual promotion, China Association of Higher Education and China Information Technology Education Magazine Co., Ltd. conclude the following agreements on cooperatively carrying out the 6th Network Originality Competition for university and college:

I. Contents of Cooperation

Party A as the organizer jointly carries out the 6th Network Originality Competition for university and college (hereinafter referred to as NOC) with China Information Technology Education Magazine Co., Ltd.

1. Name of activity: Network Originality Competition

2. Activity period: FROM March 1, 2014 TO Nov. 30, 2014

3. Activity location: Dalian

4. Scale of activity: 800 Persons

5. Participants: 300,000 Persons

II. Rights and Obligations

1. Rights and obligations of Party A:

(1) As the organizer of the activity, Party A releases activity invitations in its name and on behalf of China Information Technology Education Magazine, China Association of Invention, and Chinese Association for Education Technology.

(2) Party A has the right to entrust Party B as NOC organization committee office to take charge of reparation, organization and operation of NOC; to propose opinions and suggestions on NOC planning program, overall operating ways and progress.

(3) Party A can arrange the leaders of the unit to serve as corresponding posts of the 6th NOC organization committee and attend important activities of NOC, and invite leaders of the association or leaders of Secretariat to attend the opening ceremony, address and prize presentation of the competition.

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(4) Party A has the right to know and supervise relevant activities carried out by Party B. All materials with regard to the competition can be printed or disclosed publicly upon approval of Party A.

(5) Party A has the right to recommend experts and judges for each item to the organization committee to guide the sustainable development of the activity.

(6) The leaders of Party A enjoy priority when attending important occasions of the activity than other same level leaders.

(7) Party A has the right to acquire the consulting service fee paid by Party B.

2. Rights and obligations of Party B:

(1) As the specific undertaker of NOC, Party B undertakes relevant civil liabilities.

(2) As the NOC organization committee office, Party B shall stipulate corresponding work plan and implement upon agreement of Party A; undertake all subsequent tracking and consulting services when the notice about NOC is released, and assign specialized personnel to take charge of specific operation of NOC activities.

(3) Party B shall raise all funds for the 6th NOC, and take the responsibility of audit for financial activities of NOC.

(4) Party B shall organize referees and judges to judge (review) various competition items of NOC, and make sure the fairness and justice of the activities.

(5) Party B shall organize university and college students and teachers to attend the NOC; take charge of propaganda of NOC, and release the publicity materials to the public upon approval of Party A.

(6) Party B shall, during undertaking the competition, comply with national laws and regulations; shall not engage in any activities in the name of Party A arbitrarily without approval of Party A.

(7) Party B shall take charge of relevant fund for leaders personnel concerned of Party A to participate in the activity.

(8) Party B shall pay consulting service fee to Party A according to the amount agreed in this agreement.

III. Activity fund and profit distribution

1. Party B shall assume all funds required to carry out the activity.

2. Party B shall pay consulting service fee, totally RMB 100000 Yuan (In Words: RMB One Hundred Thousand Yuan Only), to Party A by bank transfer at one time before Oct. 20, 2014.

3. In case of losses caused to the activity, all losses shall be assumed by Party B. No matter whether the activity is in a deficit, Party B must pay consulting service fee to Party A.

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4. Invoice: After the full amount consulting service fee is received from Party B, Party A shall provide general computer printed invoices to Party B within 10 workdays.

The receiving account appointed by Party A is as follows:

Opening Bank: Commercial and Industrial Bank of China Beijing Chang’an Sub-branch

Name of account: China Association of Higher Education

Account No.: 0200002209088104357

IV. Other agreements

1. Party A and Party B shall carefully perform relevant responsibilities and obligations, and insist on principles of “fairness, justice and openness” during organization and implementation of the competition.

2. Party A and Party B shall consciously maintain cooperative relationship, and actively support and cooperate to finish relevant work.

V. Liabilities for breach

For overdue payment for consulting service fee paid to Party A, Party B shall pay liquidated damages equaling to 3‰ of total overdue expenses to Party A for every delayed day.

VI. Execution, change and termination of agreement

1. This agreement takes effect since the signing and sealing day of Party A and Party B, and expires on Nov. 30, 2014.

2. In the event that either party tries to change and terminate the agreement, it shall adopt written form rather than orally and propose to the other party one month in advance.

3. In the event that either party fails to fulfill the terms in this agreement so that the agreement cannot be fulfilled or fully fulfilled, the other party has the right to change and terminate this agreement. The breaching party shall undertake the liability for breaching.

4. Provided this agreement cannot be fulfilled due to force majeure events (suspended by Ministry of Education and relevant departments and bureaus with clear documents, and caused by natural disasters), neither Party A nor Party B will assume the liability for breaching. Both parties shall consult to change or terminate this agreement.

5. The unaccomplished matters of this agreement will be agreed separately by Party A and Party B based on principles of “friendly consultation, equality and mutual benefits”, and shown in form of appendix or supplementary agreement, which will take effect upon signatures and seals of both parties and be with equal legal validity of the agreement.

6. Provided the consultation for disputes occurred during performance of this agreement fails, either party can submit the dispute to Beijing Arbitration Commission for arbitration.

7. This agreement is made in quadruplicate, two pieces for each party with equal legal validity.

Party A: China Association of Higher Education (Sealed) Signature (Seal) of Authorized Representative: Date: Oct. 14, 2014	Party B: China Information Technology Education Magazine Co., Ltd. (Sealed) Signature (Seal) of Authorized Representative: Date: Oct. 14, 2014

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